Exhibit 10.12

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement for the Manufacture of Testosterone

Undecanoate Liquid Fill Capsules and the Conduct of an

ICH Stability Study in Support of Product Registration

with

Lipocine, Inc.

Agreement for Services

EN1453 v9	27 August 2013

Table of Contents

1 Introduction	3

1.1 Our Understanding of Your Requirements	3

1.2 Agreed Work Program	5

2 Work programme	6

2.1 Pre-GMP Manufacturing Activities Work Stage	7

2.2 GMP Batch Manufacture Work Stage	9

2.3 ICH Registration Stability Study Work Stage	11

2.4 Photostability Study Work Stage	12

3 Project Management	13

4 Quality and Compliance	13

5 Fees and Timescales	14

5.1 Work Stages and Fees	15

5.2 Invoicing Schedule	16

5.3 Cancellation Fees	17

6 About Encap	18

6.1 Capability and Experience	18

6.2 Our Team	19

7 Standard Terms and Conditions	21

8 Proposal Acceptance Form	29

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1	Introduction

1.1	Our Understanding of Your Requirements

The large scale GMP manufacturing process for Testosterone Undecanoate [*] capsules has been previously evaluated at Encap. In 2011, trial manufactures (active and placebo) were undertaken on behalf of another client who had licenced the product from Lipocine Inc. (Lipocine). Such licence has terminated, and the product has since been returned to Lipocine who intends to continue development in-house. Lipocine modified the product formulation, and the modified formulation is listed below (such products, the “Drug Products”). Encap has recently completed analytical method development activities of Drug Product methods provided, on Lipocine’s behalf, under proposal reference EN1508 v3. The subsequent validation of the developed Drug Product methods, as suitable to support future GMP manufactures of Phase III clinical trial supplies, release testing and stability studies is covered under proposal reference EN1542 v1.

Lipocine has recently confirmed they will now progress the project and has requested that Encap (a) conducts GMP manufactures of two Testosterone Undecanaote products ([*] under the below formulations; each a “Drug Product”) for Phase III clinical supply and (b) initiates a related ICH registration stability study on each of the Drug Products being manufactured.

The formulation details of each of the two specified Drug Products are provided below:

[*]	[*]	[*]	[*] product [*]	[*] product [*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]			[*]	[*]
[*]			[*]	[*]

The required Drug Product batch quantities are as follows:

[*]	TU product – three batches each of [*] capsules (total of [*] capsules)

[*]	TU product – three batches each of [*] capsules (total of [*] capsules).

Lipocine is intending to use the batches listed above for clinical supply and as ICH registration stability batches. Therefore, full specification testing of the component raw materials is included in this proposal at client request.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

All manufactures will be conducted within Encap’s dedicated high-potency facility.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.2	Agreed Work Program

The programme of work to be conducted by Encap hereunder with respect to Drug Product manufacturing and related stability study (the “Project”) is generally as follows:

•	Conduct a cleaning verification study

•	Perform full specification release testing of all incoming raw materials, excluding API release testing which is being managed by the client.

•	Generate the required GMP documentation for the manufacture of each specified product (product specifications and Master Batch manufacturing records).

•	Manufacture the following GMP batches as a single campaign:

1.	three batches each of circa [*] TU [*] capsules

2.	three batches each of circa [*] TU [*] capsules

•	Package all batches of bulk Drug Product manufactured (six batches in total) into HDPE bottles with PP caps at a count of [*] capsules / bottle [*]

•	Conduct QC and QP release of all GMP Drug Products manufactured

•	Conduct an ICH stability programme (3 years) to include samples for each of the six batches manufactured (three batches of [*] TU Drug Product and three batches of [*] TU Drug Product). Samples will be packaged in HDPE bottles with PP caps.

•	Perform a 6 months bulk stability study on samples from one batch of each dose strength (two batches in total) using a suitable bulk storage container (to be confirmed)

•	Perform a photostability study on samples from one batch of each dose strength (two batches in total) in accordance with an agreed protocol

NOTE: The analytical activities related to this Project are covered under separate proposals. These include the signed proposals with reference EN1508 (transfer of the Drug Product release test methods) and reference EN1542 (validation of the DP test methods).

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2	Work Programme

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The following sections outline the studies, timescales and deliverables for each work stage. Please note that the study duration refers to the expected timescales, and where appropriate, the studies will be scheduled concurrently. Encap shall use good faith, diligent efforts to complete each work stage and provide the deliverables in accordance with such timescales.

2.1	Pre-GMP Manufacturing Activities Work Stage

Study Description	Duration
Cleaning Verification Study	[*]

Encap’s policies require that a cleaning verification method is developed for each API and all prototype formulations. This confirms the quality and safety of the manufacturing plant, and that the active residue is below the calculated maximum acceptable limit. A determination method will be developed and validated to monitor the absence of active in the presence of the selected clinical formulation. This work may be conducted in parallel with the analytical method validation work outlined in proposal reference EN1542.

Full Specification Testing of Component Raw Materials	[*]

• [*]

Study Description	Duration
Full Specification Testing of Component Raw Materials Continued	As above

Based on the formulations provided ([*] and [*]), an estimate of fees for this activity has been provided in section 5.1. The fees quoted are itemised for each material listed above. Lipocine may select one or more materials for full testing as required. Lipocine will only be subject to the related fees, as outlined in section 5.1, for each material that is requested to be tested as outlined above.

NOTE: Encap conducts ID analysis on all incoming raw materials and the related fees for this testing are included in the costs for the GMP activities outlined below. Encap may conduct additional raw material testing at a reduced scope to that outlined above or on fewer materials than those outlined above if this strategy is preferred by Lipocine. Encap will provide alternative fees for reduced raw material testing on confirmation of required scope.

Generation of GMP Documentation	[*]

Encap’s activities under this work stage include approval of raw materials (ID testing to USP only) and generating and revising Drug Product specifications and manufacturing master batch documents for review and approval by Client. The Drug Product specifications including test methods and manufacturing route will be mutually agreed with the Client. The manufacturing master batch documents will be approved by the Client prior to use. This work will be conducted in parallel with the method transfer activities outlined above.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Deliverables from Lipocine to Encap:

•	[*]

Deliverables from Encap to Lipocine:

•	[*]

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.2	GMP Batch Manufacture Work Stage

Activity Description	Duration
GMP Manufacture and Packaging	[*]

Encap will manufacture the following batches as a single campaign:

•   three batches each of circa [*] TU capsules

•   three batches each of circa [*] TU capsules.

The capsules will be manufactured in Encap’s HP facility using commercial scale mixing, filling and banding equipment. On completion of manufacture, each batch of capsules will be packed into HDPE bottles with [*]. The bottles will [*] fitting with PP lids.

QC Release of GMP Material	[*]

The QC analysis of the bulk packed capsules from each batch manufactured will include visual appearance, AQL, identity, assay and impurities, testosterone content, water content, dissolution and uniformity of content. The QC analysis on packed Drug Product would include appearance and microbial limits only.

QP Release of GMP Capsules	[*]

The manufacture and QP technical release of packed capsules will be conducted according to EU GMP (Eudralex Volume 4) Annex 13; applicable EC directives on GMP and Clinical Trials and release including Article 13.3 of Directive 2001/20/EC and the other Manufacturing Standards, as defined in the MSA and Quality Agreement between the Client and Encap. A separate detailed technical contract will be mutually agreed with the client to support the clinical trial.

Encap will be responsible for the QP release of primary packed Drug Product to Lipocine.

Lipocine will be responsible for final Drug Product assembly and release of the assembled Drug Product for the clinical trials.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Deliverables from Lipocine to Encap:

•	[*]

Deliverables from Encap to Lipocine:

•	three batches of circa [*] TU capsules (each batch) for clinical use, packed in HDPE bottles

•	three batches of circa [*] TU capsules (each batch) for clinical use, packed in HDPE bottles

•	[*]

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3	ICH Registration Stability Study Work Stage

Work Summary	Duration

ICH Registration Stability Study (packed Drug Product)

Samples from each of the initial batches manufactured for each Drug Product (six batches in total; three batches of the [*] dosage unit and three batches of the [*] unit) will be placed on an ICH stability study to generate data to support product registration. Capsules packaged in HDPE bottles (capsule count of [*]) with PP lids [*] will be stored at three conditions and monitored as follows:

1)      25°C/60%RH and tested at [*]

2)      40°C/75%RH and tested at [*]

3)      30°C/65%RH and stored for [*]

The QC release testing will be used as the initial time point data. Samples will be tested for appearance, assay and impurities, testosterone content, water content and dissolution at each stability time-point*. In addition, samples will be tested for [*] *[*]

[*]

ICH Registration Stability Study (bulk stability)

Samples from two selected batches (one batch for each of the two dose strengths) will be packaged to represent a specified bulk pack (final packing configuration and packing materials to be confirmed). Samples will then be stored at one condition and monitored as follows:

1)      25°C/60%RH and tested at [*]

Samples will be tested for appearance, assay and impurities, testosterone content, water content and dissolution at each stability time-point. In addition, samples will be tested for [*]

[*]

Deliverables from Lipocine to Encap:

•	[*]

Deliverables from Encap to Lipocine:

•	[*]

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.4	Photostability Study Work Stage

Work Summary	Duration

Photostability Study

Samples from two selected batches (one batch for each of the two dose strengths) will be subjected to a photostability study. The Drug Products will be stored in both its immediate (non-packaged) form and its packaged form (HPDE bottles). All samples will be stored under ICH Q1B photostability conditions for the time required to expose the Drug Product to [*] as well as at an integrated near ultraviolet energy of [*]. Capsules will be stored as follows:

•   [*]

All samples will be removed from the stability chamber once full exposure to light is achieved. Testing of capsules (non-packaged and packaged) will include appearance, assay and impurities, testosterone content, water content and dissolution on set-down and post conditioning (two time points).

[*]

Deliverables from Lipocine to Encap:

•	[*]

Deliverables from Encap to Lipocine:

•	[*]

Photostability Summary Program

Time-point		Initial	[*]
Open Capsules	ICH Photostability Condition	A	A
	Dark Control		A protected from light
Bottle-packed Capsules	ICH Photostability Condition		A
	Dark Control		A protected from light

A	Test for appearance, assay and impurities, testosterone content, water content and dissolution

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3	Project Management

Encap commits to provide to Lipocine clear, regular and open communication regarding the progress and results of the Project to build a successful manufacturing relationship. All aspects of the work Project will be co-ordinated and managed by a designated Project Manager. The Project Manager will report Lipocine on the delivery of milestones and deliverables against schedule and budget and on other such Project matters as reasonably requested by Lipocine. The frequency and methods of communication will be reasonable and agreed by Lipocine and the Project Manager at the start of the work Project.

4	Global Quality and Compliance

All of Encap’s activities under the Project and this Agreement shall be conducted to consistent quality and best practice standards and in accordance with all applicable laws and regulations. Encap warrants that (a) it holds all needed Licences for the manufacture and assembly of licensed products issued by the Medicines and Healthcare Product Regulatory Agency (MHRA) in the UK; (b) it also has a MHRA Licence for the manufacture of Investigational Medicinal Products, and therefore meets the criteria specified by the European Clinical Trials Directive 2001 / 20 / EC; and (c) Encap were inspected by the US FDA in March 2008 and in September 2010 and on both occasions their Oakbank Park facility was deemed acceptable, based on the finished drug product for which Encap were inspected.

Our Qualified Persons have extensive experience in releasing clinical supplies and products for the European and North American markets. Encap works closely with Clients throughout the duration of the work programmes, to ensure compliance with current US and EU GMP guidelines.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5	Fees and Timescales

Based on the Project programme, we expect that the total cost to undertake the work will be:

•	[*] (the “Project Fees”)

Fees shall not be subject to UK VAT (or any similar tax excluding any export and import duties which may be applied on entry to US). Drug Product will be supplied and delivered to Customer in U.S. at this U.S. location with delivery charges paid for by Customer (ex works)

Please note that additional items required to conduct the Project (such as raw materials, excipients, columns, capsules, packing materials, reagents and shipping required specifically for this Project) will be costed separately (actual out-of-pocket costs [*]), and Encap shall use reasonable efforts to minimise such costs. An overview of work stage activities and fees are depicted in the tables below.

The fees to be charged for each such work stage and Project activity shall not exceed the applicable amounts below, except in the case that actual costs for completing such stage or activity substantially exceed the costs estimated by Encap for such stage or activity at the time of agreement generation.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.1	Work Stages and Fees

*	The total fee will be dependent on the number of raw material batches that are analysed.
**	The fees will be dependent on the number of batches being analysed. The highest value is applicable to the initial analysis and the lowest fee is applicable to all subsequent analyses that are conducted in parallel.

Work Stage	Amount Due (£)
Pre-GMP Manufacturing Activities (cleaning verification study and generation of GMP documents)		[*]

Pre-GMP Manufacturing Activities (full specification testing of raw materials)		Per Lot Tested

• [*]		• [*]

NOTE: Fees quoted are per lot of each material tested.

GMP Batch Manufacture

[*]		[*]

ICH Registration Stability Study

[*]		[*]

Photostability Study		[*]
Total *	£	[*]

** Additional stability testing (per batch, per condition, per time point)		[*]

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.2	Invoicing Schedule

All invoices are payable within 30 days and shall be submitted by Encap in accordance with the schedule below (except as otherwise provided in the asterix comments below).

5.2	Invoicing Schedule Continued

Work Stage	Milestone	Amount Due (£)
Pre-GMP Manufacturing Activities	[*]		[*]

Pre-GMP Manufacturing Activities	[*]		[*]

Pre-GMP Manufacturing Activities	[*]		[*]

Pre-GMP Manufacturing Activities	[*]		[*]

Pre-GMP Manufacturing Activities	[*]		[*]

Pre-GMP Manufacturing Activities	[*]		[*]

Pre-GMP Manufacturing Activities	[*]		[*]

Pre-GMP Manufacturing Activities	[*]		[*]

GMP Batch Manufacture	[*]		[*]

GMP Batch Manufacture	[*]		[*]

ICH Stability Study (packed)	[*]		[*]

ICH Stability Study (packed)	[*]		[*]

ICH Stability Study (packed)	[*]		[*]

ICH Stability Study (packed)	[*]		[*]

ICH Stability Study (packed)	[*]		[*]
Total		£	[*]

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

*	The total fee will be dependent on the number of raw material batches that are analysed.
**	for each of these milestone events, the associated payment obligation shall accrue on meeting the related milestone event, but Encap shall only invoice, for such events, no more than once per month (with such invoice including the payment obligations for milestone events meet in the prior month (or longer period) since the last such invoice was submitted

Work Stage	Milestone	Amount Due (£)
ICH Stability Study (bulk)	[*]		[*]

ICH Stability Study (bulk)	[*]		[*]

Photostability Study	[*]		[*]

Photostability Study	[*]		[*]
Total		£	[*]

5.3	Cancellation Fees

On signing the Proposal Acceptance form, Lipocine is committed to the Pre-GMP Manufacturing work stage. If Lipocine then cancels this work stage, they are subject to the cancellation fee as stated in clause A4 of Encap’s Standard terms and Conditions.

Lipocine will decide and then instruct Encap by written confirmation (eg email or letter) whether or not to proceed to the next Project work stage. Encap will take the written confirmation as formal acceptance to undertake the work for the following stage. If Lipocine cancels this work stage after instructing Encap to proceed, they are subject to the cancellation fee as stated in clause A4 of Encap’s Standard Terms and Conditions. These terms apply to all subsequent work stages. If Lipocine determines to terminate the Agreement prior to any such written confirmation for the next stage, then such cancellation fees do not apply for such termination; provided however that Lipocine shall be responsible for any actual costs incurred by Encap prior to the date such written termination notice is provided, including raw material purchases, to the extent that such costs reasonably must be incurred by Encap prior to receiving written confirmation of the commencement of the next stage, and that such costs cannot otherwise be avoided or minimized, and that such materials cannot otherwise by used by Encap in its other business.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6	About Encap

6.1	Capability and Experience

Encap represents as follows:

Encap Drug Delivery was established in 1989 to exploit an emerging new oral drug delivery technology—liquid and semi-solid filling of two-piece hard capsules (LFHCs). The company has grown organically and steadily over the years and is now recognised as the world leader in this field. To date over 20 licensed products have been manufactured. Its product and client portfolios reinforce the company’s position as the largest independent commercial manufacturer of LFHCs to the pharmaceutical industry. Encap was acquired by Capsugel on 01 March 2013.

The LFHC technology has now established a well-recognised position in the industry as a dosage form to be considered for compounds with low solubility or bioavailability issues, through the use of self-emulsifying lipidic systems, solid solutions and solid suspensions. The technology lends itself well to molecules which are moisture or oxygen sensitive and is ideally suited to compounds such as anti-cancer agents or very-low-dose actives which require ‘high containment’ to meet the pharmaceutical industry’s rigorous requirements on safety and Good Manufacturing practice.

Following a move to new facilities in 2005, where it has already manufactured over 600 commercial and clinical-trial batches, Encap made a further major expansion in 2008. It has the flexibility to manufacture at any scale required by clients; from bench to commercial scale (including high potency and cytotoxic products). Encap has the capability to manufacture for worldwide markets and the manufacturing facility has been specifically designed to offer maximum flexibility and the capability to handle multiple products requiring large volume manufacturing (100 to 500 million units per year).

In addition to the Commercial Manufacturing business, Encap Drug Delivery has established a well respected Development Services organization. This has historically been focused on the company’s core liquid and semi-solid filling technology. The company is widely acknowledged as the world leader in this area and provides clients with fully integrated analytical and formulation development services and clinical trial manufacturing. The company has worked with over 100 Development clients of which a significant number have remained regular customers for many years.

The company has a wide range of expertise including Analytical, Formulation, and Process Engineering and Manufacturing skills. We are recognised as problem solvers in our area of expertise (liquid and semi-solid capsule filling) and often have problem molecules or processes referred to us from previous clients and even our competitors.

Encap operates to cGMP, holds an MHRA Licence for Investigational Medicinal Products (IMP’s) and is able to meet the stringent quality requirements set by the world’s most demanding regulatory bodies. Furthermore, Encap were inspected by the FDA in March 2008 and in September 2010 and their Oakbank Park facility was deemed acceptable by the FDA, based on the finished drug product that Encap were inspected for.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2	Our Team

As part of this project we would draw expertise from across the organisation, a profile of senior staff who would be involved in this programme is provided below. These will be supplemented by development, analytical and production staff as required.

Dr Stephen Brown (Chief Executive Officer)

Stephen has a degree in Pharmacy from Queen’s University, Belfast and an MSc in Pharmaceutical Sciences from the University of Sunderland. He has over 20 years of product development experience (R&D and commercial) covering a wide range of dosage forms and delivery systems. He previously worked for Sterling Winthrop, Sanofi, Chiroscience, Celltech and UCB. During the course of his career he has been involved in the development and commercialisation of a number of successful drug products, drug delivery technologies and patent filings. Immediately prior to joining Encap Drug Delivery he was Director of Product Technology Development for UCB Celltech.

Dr Jane Fraser (R&D Director)

Jane has over 11 years experience in the Pharmaceutical and Biopharmaceutical Industry and immediately prior to joining Encap Drug Delivery was Director of Pharmaceutics at Aptuit (formerly Quintiles). She has a BSc (Hons) in Applied Biochemistry and a PhD from the University of Paisley, Scotland. Jane joined Quintiles in 2001 as a Senior Formulation Scientist and rapidly progressed through supervisory and Management roles at the company. Jane has an outstanding track record in drug product development, with particular emphasis on oral dosage forms.

Massoud Bakhshaee (Chief Scientific Officer)

After a period within academic research, Massoud joined the pharmaceutical industry and became involved in product development, holding senior positions in a variety of areas including clinical trials manufacture (Phase I and II) and Quality Assurance. He joined Encap in 1997 and was appointed as Chief Scientific Officer in 2005. Massoud has over 20 years experience in the pharmaceutical industry and is author/co-author of over 20 scientific papers and over 10 patents. Massoud gained his BSc in Chemistry from Tehran University and holds an MSc in Chemistry from Salford University.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Dr Vic Young (Head of Process Development)

Vic has a BSc (Hons) in Chemistry from Herriot Watt University, an MSc in Kinetics and a PhD in N-nitroso compounds, also from Herriot Watt University. Vic started his career as an analytical chemist in the Pharmaceutical Society of Great Britain’s Medicines Testing Laboratory in Edinburgh. He joined Encap in 1989 and has over 15 years experience in formulation and process development. He has held a number of positions in Encap prior to becoming head of process development in 2010. Vic has extensive knowledge of liquid-fill technology, using both bench and commercial scale capsule filling equipment, and has assisted in the development a number of Encap’s innovative patented drug delivery systems including Abusolve® and DuoCap®. Vic has managed the formulation development of over 50 NCEs and has successfully developed stable liquid-fill oral dosage forms for numerous challenging molecules which are suitable for early and late stage clinical trials with progression to commercial manufacture.

Alyn McNaughton (Director of Analytical and Development Sciences)

Alyn has a BSc (Hons) in Chemistry from Herriot Watt University and an MSc in Pharmaceutical Analysis from Strathclyde University. After an industrial placement in Rhone Poulenc Rorer, Dagenham, Alyn joined Chiroscience UK as a development analyst and was subsequently promoted to Senior Development Analyst. He joined Encap in 1999 and has 20 years’ experience in pharmaceutical analytical and formulation development. He has held a number of positions in Encap prior to becoming Director of Analytical and Development Sciences. Alyn has extensive knowledge of liquid-fill products and has been directly involved in the development of over 100 pharmaceutical products for both early and late stage clinical trials and commercial products.

The above will be supplemented by appropriately skilled and experienced development, analytical and production staff as required for conduct of the Project.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7	Standard Terms and Conditions

A1.	In these Terms and Conditions, the term “Contract” shall mean these Terms and Conditions and the foregoing Sections 1 through 6 provisions of the manufacturing agreement (the “Project Description”). “Encap” shall mean MW Encap Limited and its affiliates and “Customer” shall mean Lipocine Inc.

A2.	The Contract shall commence on the date Encap receives the Proposal Acceptance form and shall continue in effect until such time as the services described in the Project Description have been completed, or the Contract is terminated earlier in writing by the Customer or Encap as provided herein.

A3.	It is understood that in this Contract Customer is granting Encap the exclusive right to make and supply the Drug Products for its Phase 3 trial as provided for herein, contingent upon Encap performing all its obligations in the Contract. Customer agrees to include reference to Encap, and Encap agrees to permit such references for all purposes, in Customer’s regulatory filings related to manfacture of the Drug Product to the extent that such reference is required by applicable law or regulation in respect of the manufacturing sections of such filings or otherwise is (in Customer’s determination) reasonably needed or helpful to support the approval of such filings or maintenance of such approvals. Provided that Encap timely achieves each of the Milestone in clauses (a) – (f) in the Milestone schedule in Section A5 below, by the applicable Deadline Dates for each such Milestone, then Customer agrees to purchase from Encap and/or an appropriate affiliate of Encap a minimum of [*] of the total commercial volume for the Drug Product for the [*] of commercialization, such purchases to be pursuant to a commercially reasonable and typical Supply Agreement to be negotiated reasonably and in good faith by the parties after such Milestones have been met, which agreement shall include commercially reasonable terms, usual for similar drug supply agreements, and shall have the supply price no greater than the market price for supply of such Drug Product (as established by bona fide bids from a CMO or by an other supply agreement). The parties also agree that the foregoing commercial supply commitment under this Section A3 shall continue to be in effect, notwithstanding that Encap did not achieve all the Milestones in clauses (a) – (f) by the applicable Deadline Dates, provided that: (i) such failure to meet such Milestones by such dates are as a direct result of factors outside of Encap’s control, and (ii) Encap uses good faith, diligent efforts to meet each such Milestone as soon as practicable, and (iii) Encap meets such Milestones by revised Deadline Dates that the parties agree to, acting reasonably and in good faith, and taking into account the actual delays caused by such factors and the impact of such delays on Sponsor’s development work and business. The parties agree to re-negotiate reasonably the changes in the quantity and duration of such supply in consideration for preferred pricing (below market pricing), provided it is understood that neither party is obligated to agreed to any such changes. In the event Customer wishes to buy out of this commitment at any time, the parties will negotiate in good faith reasonable terms. In the event Encap fails to meet its commitments under this Contract or under the Supply Agreement, this clause and the obligaitons under the Supply Agreement shall be null and void.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A4.	The Customer shall pay the price specified in the Contract for Project services actually provided by Encap, and any other related Project costs, charges or expenses as agreed with Encap, within 30 days of receipt of Encap’s invoice for the applicable costs and charges. In the case that Customer has not payed a valid invoice by the date 30 days after due, then without prejudice to any other remedies available to Encap the Customer shall pay interest on all the amounts owed under such invoice, from the date upon which such payment falls due until such time as payment is made in full (whether before or after decree), at the rate of four percent above the base rate of the Royal Bank of Scotland.

Upon receipt of purchase order for Drug Product, Encap will issue confirmation of order acceptance. If such an order is cancelled by Lipocine once confirmed, the following cancellation fees will apply with respect to allocatoin of the manufacturing/development slot based on such confirmation of purchase order.

[*]

A5.	Encap acknowledges that timely performance of the Drug Product manufacturing and delivery, and related stability studies, under the Project is of critical importance to Customer, in relation to its conduct of its Phase 3 studies and its contractual relationships with third party service providers that it engages to conduct such studies, and thus delays in completion of stages of the Project willl cause significant harm to Customer. In light of the foregoing, Encap shall complete each of the Milestones below (unless the Agreement is terminated), and shall use commercially reasonable efforts to meet each of the following Project milestones by the applicable Deadline Date. Encap shall promptly notify Customer if it is unable to meet a deadline date and the parties shall mutually consult as to countermeasures.

[*]

A6.	The Customer warrants to Encap that, to Customer’s knowledge, the use by Encap of any materials supplied by the Customer which are to be used by Encap in completion of the Project will not cause Encap to be in breach of the Health & Safety at Work etc Act 1974 or all orders regulations or instruments thereunder or any similar legislation. The Customer also warrants that, to Customer’s knowledge, any raw materials supplied to Encap by Customer are free from contaminating substances including microbiological organisms and products of such organisms. The Customer shall be obliged to provide to Encap within 10 days of the date of commitment of a Drug Product manufacture/development slot, full details (to the extent not previously provided by Customer) of (a) specification, including certificate of analysis and incorporating the standard to which such specifications is made, of any materials so supplied by Customer; (b) the handling requirements of such material to ensure its safe handling by Encap including a Material Safety Data Sheet; and (c) the storage and handling procedures required to maintain such material in its original condition.

A7.

In respect to the costs of delivery of Drug Products supplied hereunder, it is agreed that Encap is responsible solely for the charges as allocated to Seller under Ex Works delivery as defined in The International Chamber of Commerce Incoterms 1990. It is further

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

agreed that, promptly after completion of the manufacture of particular batch of Drug Product under the Contract, Encap shall arrange for and complete delivery of the Drug Product capsules (packaged appropriately for such shipment) to the Customer to the address specified in the purchase order and delivery shall be deemed to take place when the Drug Product capsules are delivered at such address. Upon dispatch, risk of damage to be or destruction of the capsules and property and title of the said capsules shall not pass to the Customer and shall remain with Encap until Encap has received full payment for the capsules in terms of the Contract. The Customer shall provide safe and suitable means of access from the nearest public road to the said address for delivery and all means necessary to unload the said capsules and shall be responsible for unloading the said capsules. The Customer shall reimburse Encap any reasonable extra expense or costs incurred by Encap in consequence of any delay on the part of the Customer, or those for whom the Customer is responsible, in providing such access and unloading. Until Encap receives full payment for the said capsules, the Customer shall not have nor shall the Customer knowingly allow any third party to acquire an interest in the said capsules or title to them and without prejudice to the generality thereof the Customer shall not pledge, part with possession of, or knowingly allow any charge, lien or other encumbrance to affect the said capsules in the ordinary course of the Customer’s business, on the basis that insofar as Encap has not received the Customer’s payment thereof the proceeds of sale thereof shall be the property of Encap and shall be held by the Customer in trust on Encap’s behalf and the Customer shall account to Encap on demand. In the event of the Customer failing to make payment for Drug Product capsules delivered, in accordance with these conditions, the Customer acknowledges that Encap shall be entitled to all appropriate remedies under law (subject to the limitations in this Contract). Upon payment of the actual purchase price for Drug Products delivered by Encap hereunder, all right, title and interest in and to such Drug Products automatically is vested in Customer and assigned by Encap to Customer.

A8.

It is understood that during the course of the Contract Encap and its employees may receive or be exposed to material and information that is confidential to Customer. All such material and information made available, disclosed or otherwise made known to Encap and/or its employees as a result of services or activities under this Contract and identified as “confidential” (hereinafter “Customer Confidential Information”) is confidential information belonging exclusively to Customer. All information regarding Encap’ operations, including but not limited to Encap Property (as defined in Clause 7 below), disclosed to Customer in connection with this Contract is confidential information belonging to Encap and identified as “confidential” (the “Encap Confidential Information”, and together with the Customer Confidential Information, collectively the “Confidential Information”). Each Party agrees that the Confidential Information of the other Party shall be used by such receiving party and its employees only for purposes of performing the receiving party’s obligations or exercising its rights hereunder. Each Party agrees that it will not reveal, publish or otherwise disclose the Confidential Information of the other Party to any third party without the prior written consent of the disclosing Party. However, the foregoing non-use and confidentiality obligations shall

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

not apply to the receiving Party with respect to specific Confidential Information of the other party that the receiving Party can demonstrate by competent evidence: (a) is or becomes generally available to the public other than as a result of a disclosure by the receiving Party; (b) is received by the receiving Party on a non-confidential basis from a third party source which is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the disclosing Party; (c) is developed independently by the receiving party without any use or access to any of the Confidential Information of the disclosing party; or (d) was in the receiving Party’s possession or known to the receiving Party prior to its receipt from the disclosing Party

Further, notwithstanding the foregoing, a receiving Party may disclose specific Confidential Information of the other Party to the extent that such disclosure is required by law or court order to be disclosed, provided that such receiving Party gives the other Party reasonable prior notice of such disclosure requirement and cooperates reasonably with any efforts by such other Party to prevent or quash such disclosure obligation and/or to obtain a protective order limiting such disclosure, and in any event discloses only such specific Confidential Information as it is required to be disclosed, taking into account any such protective or other order limiting the disclosure.

These obligations of confidentiality, non-use and non-disclosure shall remain in effect for a period of five years after the termination of this Contract.

A9.	All data and information in Customer’s possession and control that Customer is aware are necessary for Encap to conduct the Project assignments will be forwarded by Customer to Encap. Such disclosures are subject to Section A8 above and all other applicable terms of this Contract. All data, results and other information generated or derived by Encap as the result of services and other work performed by Encap under this Contract (the “Work Product”) shall be the exclusive property of Customer, and Encap hereby assigns and agrees to assign to Customer all rights, title and interest in and to all Work Product and all intellectual property rights therein. Any inventions that may comprise or evolve from the Work Product described above or as the results of the services performed by Encap under the Contract shall belong to Customer, and Encap hereby assigns and agrees to assign to Customer all rights, title and interest in and to any such inventions including all intellectual property rights therein. Customer acknowledges that Encap possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to formulation recipes, processing details, laboratory analyses, analytical methods, procedures and techniques, computer technical expertise and software, that have been independently developed by Encap prior to this Contract (collectively “Encap Property”). The Customer and Encap agree that any Encap Property or improvements thereto which are used, improved, modified or developed by Encap under or during the term of this Contract are the product of Encap’ technical expertise possessed and developed by Encap prior to or during the performance of this Contract and are the sole and exclusive property of Encap.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A10.	At the completion of the Contract services by Encap, (or termination by either party) all raw data, results and information generated by Encap in performing the Project, including paper data, computer tapes and other materials as appropriate, will be retained in the archive of Encap for a period of two (2) years. After this time, Customer will be given the option to (i) accept the return of such archive material (or any specified part thereof) at their expense, (ii) pay a reasonable annual fee for continued storage, or (iii) request destruction. For the avoidance of doubt Encap reserves the right to retain raw data pertaining to Clinical and Commercial Batch Manufacture and Testing indefinitely. At Customer’s request, Encap shall provide Customer a copy of any or all of such archive material, as specified by Customer and at its expense (for copying and shipping).

A11.	Excluding liability for death and personal injury (including the defense and indemnity obligations under Section A12 for 3rd Party Claims against any Customer Indemnified Party based on or resulting from death or personal injury due to defective Drug Product resulting from defective manufacturing or otherwise from Encap’s (or its affiliate’s) negligence or intentional misconduct, or Encap’s breach of its obligations under this Contract) which shall be unlimited, neither Encap nor its affiliates nor any of its or their respective directors, officers, employees or agents shall have any liability for any loss of profit, loss of revenue, loss of opportunity or any special, incidental or consequential loss or damages in connection with or arising out of the Contract, or Customer’s use of any information, documentation or services provided pursuant to the Contract, even if Encap shall have been advised of the possibility of such damages,. In addition, in no event shall the collective, aggregate liability of Encap and its affiliates and its and their respective directors, officers, employees and agents under this Contract exceed [*].

Neither Customer nor its affiliates nor any of its or their respective directors, officers, employees or agents shall have any liability for any loss of profit, loss of revenue, loss of opportunity or any special, incidental or consequential loss or damages in connection with or arising out of the Contract, or Encap’s use of any Customer information, documentation or material provided pursuant to the Contract, even if Customer shall have been advised of the possibility of such damages. In addition, in no event shall the collective, aggregate liability of Customer and its affiliates and its and their respective directors, officers, employees and agents under this Contract exceed [*].

A12.	Customer shall defend, indemnify and hold harmless Encap, its affiliates and its and their respective directors, officers, employees and agents (each, an “Encap Indemnified Party”) from and against any and all losses, damages, liabilities, costs and expenses, (including reasonable legal costs) (collectively, “Losses”) arising from any third party allegations, claims, actions, or suits (collectively, “3rd Party Claims”) against an Encap Indemnified Party resulting from activities under this Contract (including, without limitation, any 3rd Party Claims arising from or in connection with any study, test, product or potential product to which this Contract relates, and including any 3rd Party Claim that the Customer Drug Product formulation (whether derived by Encap or customer or jointly) infringes any issued patents), except to the extent such Losses or 3rd Party Claims result from or are based on the negligence or intentional misconduct Encap or its affiliates and/or the Encap Indemnified Party seeking indemnity hereunder, or the breach by Encap of its obligation(s) under this Contract.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Encap shall defend, indemnify and hold harmless Customer , its affiliates and its and their respective directors, officers, employees and agents (each, a “Customer Indemnified Party”) from and against any and all losses, damages, liabilities, costs and expenses, (including reasonable legal costs) (collectively, “Losses”) arising from any third party allegations, claims, actions, or suits (collectively, “3rd Party Claims”) against a Customer Indemnified Party based upon or resulting from any negligence or intentional misconduct Encap or its affiliate and/or any Encap Indemnified Party, or the breach by Encap of its obligation(s) under this Contract, including the supply by Encap of Drug Product that has manufacturing defects.

A13.	In the event Encap shall be delayed or hindered in or prevented from the performance of any act or obligation required under this Contract by reasons of strike, lockouts, labour troubles, inability to procure materials and natural resource, failure of power or restrictive government or judicial orders, or decrees, riots, insurrection, war, Acts of God, inclement weather or any other similar condition beyond Encap’s control, then performance of such act or obligation shall be excused for the period of the delay, provided that Encap uses all reasonable and diligent efforts to avoid such condition and to find a way to perform such act or obligation as soon as practicable. If such act or obligation is delayed or prevented for a period of 120 days beyond the time it was to be performed, then Customer may terminate the Contract (and no cancellation fees shall be owed based on such termination).

A14.	Encap shall not disclose that the Customer is a client of Encap except with, and as specifically permitted by, the written permission received from the Customer.

A15.	Customer may not assign this Contract without the prior written consent of Encap; provided, however that Customer may assign this Contract without such consent: (a) to its successor in interest in connection with a merger, acquisition or sale of all or substantially all of Customer’s stock or assets, or (b) to its licensee or asset purchaser that is acquiring all or substantially all of the Drug Product assets or business of Customer (whether through license, partnering agreement, assignment or otherwise), and provided the assignee agrees to be bound by all of the terms and conditions of this Contract.

Encap may not assign this Contract without the prior written consent of Customer.

A16.	Encap hereby warrants (the “Product Warranty”) to Customer that, upon delivery to Customer of a batch of Drug Products, such Drug Products: (a) shall have been manufactured under current Good Manufacturing Practices and in compliance with all applicable laws; (b) shall comply with the Drug Product specifications; and (c) shall not be adulterated or defective in manufacture.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A17.	Within 30 days after delivery of Drug Products, Customer may inspect the Drug Products to determine if such delivery is damaged, or missing quantities of Drug Product, or otherwise breaches the warranty under Section A16 above. If Customer determines by such inspection that such delivery of Drug Products did not supply the full amount of conforming Drug Products ordered by Customer, then on Customer’s written notice specifying the shortage, Encap shall supply and deliver to Customer the amount of such shortfall as soon as possible. If Customer determines by such inspection that certain, or all, of such delivered Drug Products are damaged or defective and breach the Product Warranty (such product, the “Defective Product”), then Customer shall provide Encap written notice of such Defective Product, including a reasonable description of the damages or defects, and Encap shall supply and deliver to Customer replacement Drug Products, in the amount of such Defective Products, conforming to the Product Warranty as soon as possible and at no additional charge to Customer. Customer shall ship the Defective Product back to Encap, at Encap’s expense. If subsequent to delivery Customer determines that Drug Product delivered is Defective Product, and the defect in such product could not reasonably have been determined by the inspection testing Customer typically does to release the Drug Product, then such Defective Product shall be returned and replaced by Encap as provided in the foregoing, at Encap’s expense and as soon as possible after notice from Customer.

A18.	If any one or more provisions of this Contract shall be found to be illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

A19.	This Contract shall govern the provision of the contract services by Encap to the exclusion of any other terms and conditions subject to which the offer to provide the contract services is accepted or purported to be accepted or subject to which the provision of the contract services is requested by Customer.

A20.	Any notice given by either party hereunder shall be in writing and delivered personally or by registered or certified mail to the address shown on the overleaf.

A21.	If a Party materially breaches this Contract, then the other Party may give such Party written notice specifying in reasonable detail the breach and its intention to terminate the Agreement if such breach is not cured within the notice period. If such Party does not cure such breach by the date [*] days after such notice, then the Party providing the breach notice may terminate the Contract on written notice to the breaching Party.

For other good cause, including technical, scientific or business reasons, Customer may terminate this Contract on [*] days written notice to Encap, provided that Customer shall be liable for any applicable Cancellation Fee if such termination occurs after confirmation by Encap of a purchase order.

A22.	The Contract contains the entire understanding of the Parties with respect to the subject matter herein, and supersedes all previous agreements (oral or written), negotiations and discussions with respect to such subject matter. The Parties may, from time to time during the continuance of the Contract, modify any of the provisions hereof, provided that all modifications, amendments or changes to the Contract may only be effected by an instrument in writing duly executed by each of the Parties.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A23.	The Contract shall be governed, performed and construed in accordance with the laws of New York, USA and the Parties hereby submit to the non-exclusive jurisdiction of the New York, USA Courts.

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8	Proposal Acceptance Form

Encap values the opportunity of working with Lipocine, and the offer to undertake the work Project defined in proposal reference EN1453 v9. Customer and Encap hereby confirm their respective formal acceptance of this Contract by completing and returning this form.

As a designated signatory of Lipocine, I agree with and authorise Encap Drug Delivery to proceed with the Services defined in this Contract reference EN1453 v9.

Signed:	/s/ Gerald Simmons

Print Name:	Gerald Simmons

Job Title:	Corporate Business Officer

Company:	Lipocine Inc.

Date:	8/27/2013

Purchase Order Number:	CY13-025

Company VAT Number:

Please fax the signed Proposal Acceptance Form and post the original proposal complete with signed form to Encap Drug Delivery at the address below.

Encap Drug Delivery

Units 4, 5 & 6, Oakbank Park Way

Livingston, West Lothian

Scotland, UK, EH53 0TH

Fax: +44 (0) 1506 448081

Tel: +44 (0) 1506 448080

Agreed and Accepted

Signed:	/s/ Stephen Brown

Print Name:	Stephen Brown

Job Title:	Managing Director

Date:	30 Aug 2013

[ * ] =	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.